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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the CCB Financial Corporation Retirement Savings Plan of our report dated June 22, 2001, with respect to the consolidated financial statements of National Commerce Financial Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Memphis, Tennessee
July 26, 2001